FOR IMMEDIATE RELEASE
Investor Relations Contact: Heather Pribyl 952.253.0731

Buffalo Wild Wings, Inc. Announces
Third Quarter Earnings per Share of $1.14

Minneapolis, Minnesota, October 27, 2014 – Buffalo Wild Wings, Inc. (NASDAQ: BWLD) announced today financial results for the third quarter ended September 28, 2014. Highlights for the third quarter versus the same period a year ago were:

◦	Total revenue increased 18.3% to $373.5 million

◦	Company-owned restaurant sales grew 18.5% to $350.5 million

◦	Same-store sales increased 6.0% at company-owned restaurants and 5.7% at franchised restaurants

◦	Net earnings increased 21.7% to $21.8 million from $17.9 million, and earnings per diluted share increased 20.0% to $1.14 from $0.95
Sally Smith, President and Chief Executive Officer, commented, “We’re pleased with our results in the third quarter. Same-store sales increased 6.0% at company-owned restaurants and 5.7% at franchised locations. Our strong same-store sales continued during the World Cup tournament, introducing the brand to new Guests. Fantasy football draft parties helped maintain the sales momentum through the quarter. Our restaurant teams were excited for the start of college and professional football and are delivering a great game-day experience to our Guests.”

Ms. Smith continued, “Our cost of sales percentage was lower than the prior year, driven by a decrease in the price per pound for traditional chicken wings and leverage from menu price increases taken over the last 12 months. We are nearing completion of staffing all of our company-owned Buffalo Wild Wings restaurants with Guest Experience Captains. These Team Members engage our Guests to deliver the ultimate social experience for sports fans and are an integral component of our Guest Experience strategy. Our strong sales growth, lower food costs, and a lower effective tax rate more than offset the increased labor cost of the Guest Experience Captains, producing net earnings growth of 21.7% and earnings per diluted share of $1.14 in the third quarter.”

Total revenue increased 18.3% to $373.5 million in the third quarter compared to $315.8 million in the third quarter of 2013. Company-owned restaurant sales for the quarter increased 18.5% over the same period in 2013, to $350.5 million, driven by a same-store sales increase at company-owned Buffalo Wild Wings restaurants of 6.0% and 44 additional Buffalo Wild Wings restaurants at the end of third quarter of 2014 relative to the same period in 2013. Franchise royalties and fees increased 14.1% to $22.9 million for the quarter versus $20.1 million in the third quarter of 2013. This increase is attributed to a same-store sales increase at franchised Buffalo Wild Wings locations of 5.7% and 47 additional franchised Buffalo Wild Wings restaurants at the end of the period versus a year ago.

Average weekly sales for company-owned Buffalo Wild Wings restaurants were $59,643 for the third quarter of 2014 compared to $55,592 for the same quarter last year, a 7.3% increase. Franchised Buffalo Wild Wings restaurants in the United States averaged $61,586 for the period versus $58,926 in the third quarter a year ago, a 4.5% increase.

For the third quarter, net earnings increased 21.7% to $21.8 million versus $17.9 million in the third quarter of 2013. Earnings per diluted share were $1.14, as compared to third quarter 2013 earnings per diluted share of $0.95.

2014 and 2015 Outlook

Ms. Smith remarked, “Our restaurant teams are focused on providing our Guests with a unique and compelling social experience during football season, and we're pleased with our continued sales strength. Same-store sales increased about 5.4% at company-owned restaurants and 5.1% at franchised locations for the first four weeks of the fourth quarter compared to 5.3% and 3.0%, respectively, for the same period last year. Current costs for traditional chicken wings of $1.98 per pound are 30% higher than our third quarter average cost. Given this trend and known raises in certain minimum wage rates, we are increasing menu prices an average of 3.0% at the end of November. With our results for the first nine months and our outlook for the fourth quarter, we believe net earnings growth will exceed 28% for 2014.”

Ms. Smith concluded, "Buffalo Wild Wings continues to expand toward our goal of 1,700 restaurants in the United States and Canada. In 2015, we plan to open approximately 50 company-owned Buffalo Wild Wings restaurants and expect our franchisees in the United States to add 40 franchised locations. Our international franchisees plan on opening eight to ten restaurants. We also plan to open a total of five company-owned Rusty Taco and PizzaRev locations, and both brands will continue their expansion through franchising. We believe with our planned unit growth and ongoing operational diligence we can achieve 18% net earnings growth for 2015.”

Buffalo Wild Wings will be hosting a conference call today, October 27, 2014 at 4:00 p.m. Central Daylight Time to discuss these results. There will be a simultaneous webcast conducted at our investor website IR.BuffaloWildWings.com.

A replay of the call will be available until November 3, 2014. To access this replay, please dial 1.858.384.5517 password 5171702.

About the Company

Buffalo Wild Wings, Inc., founded in 1982 and headquartered in Minneapolis, is a growing owner, operator and franchisor of Buffalo Wild Wings® restaurants featuring a variety of boldly-flavored, made-to-order menu items including its namesake Buffalo, New York-style chicken wings. The Buffalo Wild Wings menu specializes in 21 mouth-watering signature sauces and seasonings with flavor sensations ranging from Sweet BBQ™ to Blazin’®. Guests enjoy a welcoming neighborhood atmosphere that includes an extensive multi-media system for watching their favorite sporting events. Buffalo Wild Wings is the recipient of hundreds of "Best Wings" and "Best Sports Bar" awards from across the country. There are currently more than 1,040 Buffalo Wild Wings locations in the United States, Canada, and Mexico.

To stay up-to-date on all the latest events and offers for sports fans and wing lovers, like Buffalo Wild Wings on Facebook, follow @BWWings on Twitter and visit www.BuffaloWildWings.com.

Forward-looking Statements

Various remarks we make about future expectations, plans, and prospects for the company constitute forward-looking statements for purposes of the Safe Harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements relate to our future financial and restaurant performance measures and growth goals, including but not limited to those relating to our fourth quarter sales trends and projected unit and net earnings growth rates for 2014, 2015, and beyond. All statements other than statements of historical fact are statements that could be deemed forward-looking statements and are based upon the current beliefs and expectations of our management. We have attempted to identify forward-looking statements by terminology, including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should” or “will” or the negative of these terms or other comparable terminology. Actual results may vary materially from those contained in forward-looking statements based on a number of factors, including, but not limited to, our ability to achieve and manage our planned expansion, the ability of our franchisees to open and manage new restaurants, market acceptance in the new geographic regions we enter (particularly non-U.S. locations), success of acquired restaurants, success of investments in new or emerging concepts, unforeseen obstacles in developing nontraditional sites or non-U.S. locations, our ability to obtain and maintain licenses and permits necessary to operate our existing and new restaurants, our franchisees’ adherence to our system standards, the cost of commodities such as traditional chicken wings, the success of our key initiatives and our advertising and marketing campaigns, our ability to control restaurant labor and other restaurant operating costs, the continued service of key management personnel, our ability to protect our name and logo and other proprietary information, economic conditions (including changes in consumer preferences or consumer discretionary spending), the impact of federal, state or local government regulations relating to our employees, the sale of food and alcoholic beverages, the effect of competition in the restaurant industry, and other factors disclosed from time to time in our filings with the U.S. Securities and Exchange Commission, including the factors described under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 29, 2013, as updated in subsequent reports filed with the SEC. Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update any forward-looking statements.
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BUFFALO WILD WINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

(Dollar and share amounts in thousands except per share data)

(unaudited)

	Three months ended		Nine months ended
	September 28, 2014	September 29, 2013	September 28, 2014	September 29, 2013
Revenue:
Restaurant sales	$350,524	295,693	1,038,610	865,521
Franchise royalties and fees	22,934	20,108	68,697	59,651
Total revenue	373,458	315,801	1,107,307	925,172
Costs and expenses:
Restaurant operating costs:
Cost of sales	101,886	88,689	296,210	268,410
Labor	111,897	89,740	324,663	264,500
Operating	52,364	44,668	151,419	126,985
Occupancy	19,796	17,276	58,048	50,267
Depreciation and amortization	24,776	21,587	71,354	62,814
General and administrative	27,784	24,664	86,163	69,562
Preopening	3,594	2,991	8,369	9,682
Loss on asset disposals and impairment	1,371	902	3,369	1,702
Total costs and expenses	343,468	290,517	999,595	853,922
Income from operations	29,990	25,284	107,712	71,250
Other income (loss)	(236)	383	(128)	644
Earnings before income taxes	29,754	25,667	107,584	71,894
Income tax expense	8,001	7,796	33,812	21,155
Net earnings	$21,753	17,871	73,772	50,739
Earnings per common share – basic	$1.15	0.95	3.90	2.70
Earnings per common share – diluted	$1.14	0.95	3.89	2.69
Weighted average shares outstanding – basic	18,923	18,779	18,900	18,765
Weighted average shares outstanding – diluted	19,021	18,889	18,985	18,842

The following table expresses results of operations as a percentage of total revenue for the periods presented, except for restaurant operating costs which are expressed as a percentage of restaurant sales:

	Three months ended		Nine months ended
	September 28, 2014	September 29, 2013	September 28, 2014	September 29, 2013
Revenue:
Restaurant sales	93.9%	93.6%	93.8%	93.6%
Franchise royalties and fees	6.1	6.4	6.2	6.4
Total revenue	100.0	100.0	100.0	100.0
Costs and expenses:
Restaurant operating costs:
Cost of sales	29.1	30.0	28.5	31.0
Labor	31.9	30.3	31.3	30.6
Operating	14.9	15.1	14.6	14.7
Occupancy	5.6	5.8	5.6	5.8
Depreciation and amortization	6.6	6.8	6.4	6.8
General and administrative	7.4	7.8	7.8	7.5
Preopening	1.0	0.9	0.8	1.0
Loss on asset disposals and impairment	0.4	0.3	0.3	0.2
Total costs and expenses	92.0	92.0	90.3	92.3
Income from operations	8.0	8.0	9.7	7.7
Other income (loss)	(0.1)	0.1	0.0	0.1
Earnings before income taxes	8.0	8.1	9.7	7.8
Income tax expense	2.1	2.5	3.1	2.3
Net earnings	5.8%	5.7%	6.7%	5.5%

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands)
(unaudited)

	September 28, 2014	December 29, 2013
Assets
Current assets:
Cash and cash equivalents	$74,095	57,502
Marketable securities	26,234	7,584
Accounts receivable, net of allowance of $155 and $25, respectively	25,585	21,845
Inventory	9,975	9,492
Prepaid expenses	11,759	4,509
Refundable income taxes	—	4,329
Deferred income taxes	12,405	9,287
Restricted assets	48,493	68,208
Total current assets	208,546	182,756

Property and equipment, net	471,485	440,538
Reacquired franchise rights, net	32,517	33,403
Other assets	19,960	16,498
Goodwill	34,810	32,533
Total assets	$767,318	705,728

Liabilities and Stockholders’ Equity
Current liabilities:
Unearned franchise fees	$2,241	1,818
Accounts payable	41,404	31,806
Accrued compensation and benefits	41,025	52,049
Accrued expenses	14,949	13,784
Income tax payable	2,429	—
System-wide payables	48,101	67,017
Total current liabilities	150,149	166,474

Long-term liabilities:
Other liabilities	6,774	1,913
Deferred income taxes	21,820	37,822
Deferred lease credits	37,046	33,711
Total liabilities	215,789	239,920

Commitments and contingencies
Stockholders’ equity:
Undesignated stock, 1,000,000 shares authorized	—	—
Common stock, no par value. Authorized 44,000,000 shares; issued and outstanding 18,925,231 and 18,803,663, respectively	145,092	133,203
Retained earnings	407,373	333,601
Accumulated other comprehensive loss	(1,561)	(996)
Total stockholders’ equity	550,904	465,808
Noncontrolling interests	625	—
Total equity	551,529	465,808
Total liabilities and equity	$767,318	705,728

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollar amounts in thousands)
(unaudited)

	Nine months ended
	September 28, 2014	September 29, 2013
Cash flows from operating activities:
Net earnings	$73,772	50,739
Adjustments to reconcile net earnings to net cash provided by operations:
Depreciation	67,932	59,004
Amortization	3,422	3,810
Loss on asset disposals and impairment	3,369	1,682
Deferred lease credits	4,209	3,852
Deferred income taxes	(18,774)	(1,547)
Stock-based compensation	10,251	7,290
Excess tax deficiency (tax benefit) from stock issuance	217	(399)
Change in operating assets and liabilities, net of effect of acquisitions:
Trading securities	(657)	(829)
Accounts receivable	(3,323)	(266)
Inventory	(400)	(1,039)
Prepaid expenses	(7,245)	(225)
Other assets	(160)	(772)
Unearned franchise fees	333	465
Accounts payable	4,128	(6,925)
Income taxes	6,541	6,271
Accrued expenses	99	1,283
Net cash provided by operating activities	143,714	122,394
Cash flows from investing activities:
Acquisition of property and equipment	(95,347)	(96,552)
Acquisition of businesses/investments in affiliates	(7,307)	(10,288)
Purchase of marketable securities	(17,993)	—
Proceeds from marketable securities	—	3,282
Net cash used in investing activities	(120,647)	(103,558)
Cash flows from financing activities:
Proceeds from line of credit	—	5,000
Repayments of line of credit	—	(5,000)
Issuance of common stock	1,829	1,237
Excess tax benefit (tax deficiency) from stock issuance	(217)	399
Tax payments for restricted stock units	(7,474)	(4,813)
Net cash used in financing activities	(5,862)	(3,177)
Effect of exchange rate changes on cash and cash equivalents	(612)	(328)
Net increase in cash and cash equivalents	16,593	15,331
Cash and cash equivalents at beginning of period	57,502	21,340
Cash and cash equivalents at end of period	$74,095	36,671

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
Supplemental Information

Restaurant Count
Company-owned Restaurants (includes Buffalo Wild Wings, Rusty Taco, and Buffalo Wild Wings-owned PizzaRev locations):

	Q1	Q2	Q3	Q4
2014	443	449	463
2013	397	407	415	434
2012	327	330	343	381
2011	263	277	288	319
2010	235	234	244	259

Franchised Restaurants (includes Buffalo Wild Wings and Rusty Taco locations):

	Q1	Q2	Q3	Q4
2014	569	579	588
2013	514	525	534	559
2012	505	505	511	510
2011	488	492	498	498
2010	430	447	457	473

Same-Store Sales at Buffalo Wild Wings locations in United States and Canada
Company-owned Restaurants:

	Q1	Q2	Q3	Q4	Year
2014	6.6%	7.7%	6.0%
2013	1.4%	3.8%	4.8%	5.2%	3.9%
2012	9.2%	5.3%	6.2%	5.8%	6.6%
2011	3.9%	5.9%	5.7%	8.9%	6.1%
2010	0.1%	(0.1%)	2.6%	(0.3%)	0.6%

Franchised Restaurants:

	Q1	Q2	Q3	Q4	Year
2014	5.0%	6.5%	5.7%
2013	2.2%	4.1%	3.9%	3.1%	3.3%
2012	7.3%	5.5%	5.8%	7.4%	6.5%
2011	1.6%	2.7%	4.2%	5.9%	3.6%
2010	0.7%	(0.7%)	0.3%	(1.1%)	(0.2%)

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
Supplemental Information

Average Weekly Sales Volumes at Buffalo Wild Wings locations in United States and Canada

Company-owned Restaurants:

	Q1	Q2	Q3	Q4	Year
2014	$60,966	59,403	59,643
2013	56,953	54,759	55,592	58,204	56,392
2012	55,131	51,524	52,561	55,595	53,783
2011	48,845	47,970	49,461	51,983	49,627
2010	45,327	43,021	44,394	45,595	44,601

Franchised Restaurants:

	Q1	Q2	Q3	Q4	Year
2014	$63,852	61,845	61,586
2013	60,050	58,186	58,926	61,167	59,594
2012	57,282	54,766	55,608	58,490	56,570
2011	52,744	50,995	51,350	53,385	52,081
2010	51,532	49,051	49,005	49,837	49,835